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                                                                    EXHIBIT 99.1



                                     PROXY
                         GENTIVA HEALTH SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



         The undersigned stockholder of Gentiva Health Services, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related proxy statement and hereby appoints _______________ and ____________ as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of Gentiva Health Services, Inc., held of record by the undersigned on __________, 2002, at the Special Meeting of Stockholders to be held on __________ , 2002, and at any adjournment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 BELOW.

         The Board of Directors recommends a vote "FOR" the following proposal:

1. To approve the sale of substantially all of the assets and rights of Gentiva's speciality pharmaceutical services business to Accredo Health, Incorporated in accordance with the Asset Purchase Agreement, dated as of January 2, 2002, by and among Accredo Health, Incorporated, Gentiva Health Services, Inc., and the subsidiaries of Gentiva identified therein:

                  [ ] FOR       [  ] AGAINST         [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any matter as may properly come before the Special Meeting or any adjournment or postponement thereof:

                  [ ] FOR       [  ] AGAINST         [ ] ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    Address Change Requested ____________

                                    Dated: ________________________, 2002

                                    Signature ___________________________

                                    _____________________________________
                                    Signature if held jointly

                    PLEASE MARK, DATE, SIGN AND RETURN THIS
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.